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                              EMPLOYMENT AGREEMENT

                Made and entered in Tel-Aviv, on 13 of June 2000


Between:

MULTIMEDIA K.I.D - INTELLIGENCE IN EDUCATION LTD.
Of 23 Haluzat hapardesanut Street
Petah Tikva


("THE COMPANY")                                      ON THE ONE PART

and

YESHAYAHU ORBACH

68 Dan Street
Kohav Yair

("THE EMPLOYEE" )                                    ON THE OTHER PART



WHEREAS: The employee is a senior executive, experienced and knowledgeable in the management of large scale companies,

Whereas: The Employee declares that he has the ability and know-how required in order to suitably function as the company's Chief Executive Officer (CEO) and President, and

WHEREAS: The company wishes to employ the employee in that capacity, and the Employee wishes to be employed by the company in that capacity, and

Whereas: The parties wish to set forth the terms and conditions of the Employee's employment by the company,

Now therefore, the parties hereby agree and stipulate as following:

1.       PREAMBLE
         --------

   1.1.   The preamble to this agreement constitutes an integral part thereof.

   1.2. The Articles headings are for convenience reasons only, and are not to be used for the purpose of the interpretation of this agreement.

2.       EMPLOYEE'S UNDERTAKINGS
         -----------------------

   2.1. It is hereby agreed that the Employee's obligations towards the company shall be, inter alia, as following:


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   2.2.   To carry out his duties in accordance with the general guidelines he shall receive from the company's Board of Directors ("THE BOARD") from time to time, and to devote all his time, efforts and attention to the performance of his duties.

   2.3. To serve the company in a loyal and integral manner and to do his utmost in order to represent the company's best interests.

   2.4. Not to accept any other position as an employee of any third party, regardless of the compensation he may or may not receive from said third party, without the company's written consent.

   2.5. Not to disclose any professional information and/or other information pertaining to the Employee's position and duties and/or information that has come to his attention as a result of his employment by the company, to any third party, throughout the term of this agreement and at all times thereafter.

   2.6. It is mutually agreed that any and all patents, invention and/or copyright work, developed by the Employee during his employment by the company and relating to his employment by the company, shall be the exclusive property of the company, and the Employee hereby waives any and all right and/or claim of any kind or sort, arising out of the above.

   2.7. The Employee shall report directly to the board, shall follow the board's instructions according to the provision of the company's Memorandum and Articles of Association, and supply the board with all information required by the board.

   2.8. The parties confirm and agree, that the Company undertakes to cause that the Company's parent company, Multimedia Kid Inc. ("Jenkon"), shall appoint Employee as Jenkon's CEO and President. It is hereby agreed, that the appointment of Employee as Jenkon's CEO and President is subject to the approval of the Board of Directors of Multimedia Kid Inc. The company undertakes to obtain such approval.

   2.9. All of Employee's undertakings under this agreement shall apply, mutatis mutandis, to Employee's position in Jenkon, and the company and Multimedia Kid shall divide between them, at a rate decided between Multimedia Kid and the Company, the obligation to pay Employees salary and other compensation under this agreement. Without derogation from the above, Employee shall not be entitled to any additional payment and/or compensation, other than as stated in this agreement, for serving as Jenkon's CEO.

3.       PERSONAL AGREEMENT
         ------------------

   3.1. This agreement is a personal and specific agreement, that sets up the relations between the Employee and the company, and exclusively defines the terms of the Employee's employment by the company, subject to the provisions of the Israeli Law.

   3.2. The Employee hereby states and declares that the term of his employment, his salary, and all other benefits under this agreement, replace and come instead of any and all rights granted to him under law, collective agreement, collective arrangement, extension order, etc. The Employee hereby waives any and all claim or demand for any benefit and/or payment due to him under the provisions of all above statutes.

   3.3. Should the Employee initiate in future legal proceedings against the company, demanding benefits and/or payments due to him under the provisions of all above statutes, which are not included in this agreement, the company shall be entitled to deduct and/or set-off all the Employee's demands from any and all financial benefits awarded the employee under this agreement, which the company is not legally obligated to pay.

4.       WORK HOURS
         ----------


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   4.1.   The Employee hereby states and confirms that he is employed by the company at a managerial position, on a full time basis. The Employee further states and declares that his employment by the company involves a high degree of personal trust and faithfulness that makes it impossible for the company to oversee and control the Employee's working hours. Subsequently, it is therefore agreed by the parties, that the provisions of the Israeli Times of Work and Rest Law 1951, shall not apply to the employment of the Employee, and that the Employee shall not be entitled to any additional remuneration or compensation for the work performed while employed by the company, including work performed during rest days or overtime.

5.       COMPENSATION
         ------------

   5.1. As full compensation for all services rendered, and work and efforts invested by the Employee on the company's behalf, the company shall pay the Employee the following payments:

   5.2. A monthly gross salary of 56,500 NIS, which will be paid no later than the 9th day of every month ("THE SALARY"). The Salary shall be indexed to the Israeli Consumer Price Index published by the Israeli Central Bureau of Statistics ("the Index"). The base index shall be the index known at the time of the signing of this agreement. Each salary shall be increased, by the ratio received by dividing the Index known at the time of payment of each salary, by the base Index.

   5.3. The Employee shall be entitled to 23 days of annual leave. The date of the annual leave shall be decided by the company, in co-ordination, whenever possible, with the wishes of the Employee. Unused vacation days of any year may be carried over to the following years, provided that the Employee shall not be permitted to be absent from work on vacation for more than 30 working days in any particular calendar year.

   5.4. Notwithstanding the foregoing, with respect to any year, if the number of vacation days carried forward from prior years plus the 23 vacation days with respect to such year would exceed 70 days (the number of vacation days in excess of 70 being referred to as "Excess Vacation Days"), the Employee must either use the Excess Vacation Days during such year or be paid by the Company at the end of such year for any Excess Vacation Days which are not so used. The Company shall pay the Employee for Excess Vacation Days based on the Salary as then in effect. Any Excess Vacation Days for which the Employee receives payment in accordance with this Section shall be deemed cancelled. Unused vacation days may be added to the Prior Notice Period pursuant to this agreement

   5.5. The Employee shall be entitled to an annual convalescence payment for 10 (ten) convalescence day ("Dmei Havra'a"). Additionally, the Employee shall be entitled to a maximum of 30 (thirty) days sick pay in any one calendar year in the event that the Employee is absent from work due to sickness Unused sick pay days of any year may be carried over to the following years, up to a maximum of 180 days. Any sick payment day in excess of 180 days, will automatically expire, and the Employee shall not be entitled to payment due to said excess sick pay days.

   5.6. All other social benefits shall be as per the provisions of the relevant labour laws in force at the time of this agreement.

   5.7. The Employee shall bear, and the company shall deduct from the Employee's monthly salary, Income Tax, Social Security Payments, Health Insurance payments, and any and all other obligatory payments imposed by law on Employees in Israel, which the Employee shall be obligated under law to pay.

   5.8. The Company shall insure Employee under an "Manager's Insurance Scheme" currently maintained on behalf of the employee, number ______________ (hereinafter referred to as the "MANAGERS INSURANCE") as follows: (i) the Company shall pay an amount equal to 5% of Employee's Salary towards the Managers Insurance for Employee's benefit and shall deduct 5% from Employee's Salary and pay such amount towards the Managers Insurance for Employee's


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          benefit (the various components of the Managers Insurance shall be fixed at the discretion of Employee); and (ii) the Company shall pay an amount of 2.5% of Employee's Monthly Salary towards disability insurance and (iii) the Company shall pay an amount equal to 8-1/3% of Employee's Salary towards a fund for severance compensation which shall be payable to Employee upon Termination of this agreement. The Insurance Policy shall include an automatic ownership transfer clause, which will transfer the policy to the ownership of the Employee immediately upon termination of this agreement.

   5.9. The Company will reimburse the Employee for reasonable business expenses incurred by the Employee in the performance of services for the Company abroad, provided that the Employee provides the Company with reasonable documentation of such business expenses

  5.10. The Company shall pay the full salary of Employee, including insurance, social benefits and fringe benefits, during the period of Employee's military reserve service. National Insurance Institute transfers in connection with such military reserve duty shall be retained by the Company.

  5.11. The company shall open and maintain, an advanced study fund under the employee's name ("THE STUDY FUND") . The company shall deposit in the study fund a monthly amount in NIS equivalent to 7.5% of the Employee's gross salary. The Employee shall deposit a monthly amount in NIS equivalent to 2.5% of the Employee's gross salary in the study fund, and hereby gives the company his irrevocable instructions to deduct 2.5% from the Employe's gross monthly salary and to deposit this amount in the study fund.

  5.12. The employee shall have, for the term of this agreement, the use of a company's car from group 5-6 ("THE CAR"), as defined by the Income Tax Regulations. The car shall be put at the exclusive disposal of the Employee and his immediate family. The company shall bear all costs and expenditures of the upkeep and maintenance of the car, including but not limited to, insurance, petrol, repairs, etc. The company shall not be required to pay any traffic tickets and/or fines levied on the Employee. The value of the use of the car, including all costs and expenditures pertaining to the upkeep and maintenance of the car, shall be grossed up in the Employee's salary. The Employee will promptly return the car to the Company upon termination of this agreement, for whatever reason.

6.       THE ANNUAL BONUS
         ----------------

   6.1. The employee shall be entitled to a bonus, at the end of each calendar year (hereinafter: "THE BONUS"). The amount of the bonus shall be the amount of the Basic Bonus, as defined hereunder, multiplied by the Employees annual score, as defined hereunder.

   6.2. For the purpose of this agreement, "The Basic Bonus" - shall be the aggregate amount of three (3) Employee's gross monthly salaries.

   6.3. The Employee shall be entitled to receive the bonus, provided the Employee's annual score, as defined hereunder, shall not fall below 70%. In the event the Employees annual score shall be less than 70%, the Employee will not be entitled to receive any bonus. In the event the Employee's annual score exceeds 100%, the Employee shall not be entitled to a Bonus exceeding the amount of the Basic Bonus.

   6.4. At the end of each year, the employee shall receive an Annual Score ("THE ANNUAL SCORE") , which will be calculated and depend upon the following variables. The score shall be on a scale between 0% and 100%.:

      6.4.1. 20% of the annual score shall consist of the percentage of annual sales targets reached by the company, out of the sales targets set and defined in the company's annual Budget .


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      6.4.2.   25% of the annual score shall consist of the percentage of the profitability goals reached by the company, out of the profitability targets set and defined in the company's annual Budget .

      6.4.3. 30% of the annual score shall consist of the percentage of the annual amount of orders received by the company, out of anticipated orders set and defined in the company's annual Budget.

      6.4.4. 10% of the annual score shall consist of the percentage of the annual quality scores reached by the company, out of anticipated quality scores set and defined in the company's annual Budget .

      6.4.5.   15% of the bonus shall depend on the board's discretion.

   6.5. The amount to which the Employee shall be entitled to, as Bonus, under this agreement, shall be considered as a loan, and shall be used by the Employee, at the Employee's discretion, for excersing the options given to the Employee under this agreement. If the Employee decides not to exercise his options, at any particular year, the amount considered as loan, shall again be considered as Bonus, and will be paid to the Employee. The Employee shall bear and the company shall deduct from the Employee's monthly salary all taxes and/or other obligatory payments imposed by law deriving from the bonus.

   6.6. The Employee shall be entitled to take part and/or to be engaged as a director (external or otherwise) in any board of directors besides the board of the company only subject to a written consent signed and affirmed by the Chairman of the Company's Board of Directors .

   6.7. The Company shall place a cellular-phone at the Employees disposal, for the execution of the employees duties under this agreement. The company shall bear all costs and expenses related to the cell-phone. Upon termination of this agreement, for whatever purpose, the Employee shall promptly return the cell-phone to the Company. The Employee shall promptly inform the company, at the end of each month, of any personal over-seas calls the Employee has made , with the cellular -phone, during that month, and shall reimburse the company for all costs and expenses incurred by Company due to said personal overseas calls. The company shall be entitled to deduct from Employee's salary, or any other payment to which Employee may be entitled under this agreement, all costs and expenses incurred by Company due to said personal overseas calls

7.       TERM AND TERMINATION
         --------------------

   7.1. This agreement shall commence in three (3) months and one (1) week from the signing of this agreement. This agreement shall remain in force, for an unlimited period, until it is terminated by either party. Each side to this agreement may terminate this agreement by a Written Prior Notice, of three (3) months ("THE PRIOR NOTICE"). The agreement shall terminate at the end of the Prior Notice period.

   8. This Agreement may be terminated at the option of the Company for Cause (as hereinafter defined), effective as of the date on which the Company gives notice to the Employee that it is terminating his employment.

   8.1.   The term "Cause" shall mean any of the following events:

      8.1.1. fraud, misappropriation or embezzlement of funds or property by the Employee involving the Company or an Affiliated Company;

      8.1.2. the conviction of the Employee in any jurisdiction for any crime which constitutes a felony, or for a crime which constitutes a misdemeanor that involves fraud or moral


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               turpitude and that results in a material loss to the Company or an Affiliated Company, or their respective businesses or reputation;

      8.1.3. Employee's willful misconduct in, or willful neglect of, the performance of his duties and responsibilities hereunder other than by reason of illness or disability, or the Employee's repeated willful violation of any reasonable specific written directions of the Board of Directors or any committee thereof of the Company, which directions are consistent with the provisions of this Agreement; or

      8.1.4. the Employee's breach of his undertakings for confidentiality and non-competition set forth hereunder; or

      8.1.5. Employee's performing any other act and/or omission upon the occurrence of which the Company may dismiss the Employee without compensation.

          "Affiliated Companys" shall mean all entities that are direct or indirect subsidiaries of the Company and all entities with which the Company has a significant joint venture.

      8.1.6. The Employee had breached this agreement by a material breach, and did not repair the breach within 5 days from the company's written notice demanding the repair of said breach.

      8.1.7. In the event of the termination of this agreement, for cause, this agreement shall be terminated immediately, and Employee shall not be entitled to any Prior Notice period and/or Orientation Payment under this agreement.

   8.2. Upon termination of this agreement, other than for "cause", and throughout the prior-notice period, the Employee shall leave his position in an orderly manner, in coordination with the board, and shall supply his successor with all the assistance and information required by the successor.

   8.3. In the event the company terminates this agreement, other than for cause, the company shall continue to provide Employee, after the termination of the 3 months prior notice period, a monthly payment and terms equal to the amount of Employee's salary at the time the Prior Notice had been given (including all social benefits, car , cell phone, etc, but excluding all bonuses and options), for three consecutive months, in order to assist Employee to adjust to the termination of this agreement ("THE ORIENTATION PAYMENT"). During the three months in which the Employee shall be entitled to receive the orientation payment , the company shall allow employee to continue to use the Car, cellular- phone .For the avoidance of any doubt - the Employee shall not be considered as an Employee of the company during the Orientation Payment period, and shall not be entitled to any payments relating to Bonus or Options, during the Orientation Payment period.

   8.4. The company shall not pay Employee the Orientation Payment, in case Employee gives Company Prior Notice.

   8.5. All of Employee's rights, for Bonuses and/or Stock Options, under this agreement, shall terminate immediately upon the giving of Prior Notice, under this agreement , by one of the parties of this agreement to the other party.

9.       CONFIDENTIALITY AND NON-COMPETITION
         -----------------------------------

   9.1. The employee undertakes, throughout the term of this agreement, not to not to have any ownership interest (of record or beneficial) in, or have any interest, as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship, or other business that engages , whether in Israel or abroad, in any activity and/or business which is similar to that of the company .


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   9.2.  The Employee undertakes to keep secret and retain in strictest confidence , and not to use for his or any person's or entity's benefit, other than the company ,all confidential matters and trade secrets known to him relating to the business and the operation of the company, including, without limitation, information regarding software, systems, customer lists, pricing policies, products development and manufacture technique and/or methods and/or processes , operational methods, know-how, inventions and research projects and other business affairs related to the business and/or operation of the company.

   9.3. Employee agrees and undertakes that during the period of his employment and for a period of 12 months following termination of the employment, he will not, directly or indirectly, for any purpose or in any place, employ any person employed by the Company on the date of such termination or during the preceding twelve months or induce any such person to leave his employment with the Company.

10.      OPTIONS
         -------

  10.1. Subject to the consent of the Board of Directors of the Company's Parent Company, Multimedia Kid Inc (For the purpose of this Section, Multimedia Kid Inc and the Company, jointly and separately shall be called : "THE COMPANY"), The Employee shall be granted options (the "Options") to acquire 200,000 Ordinary Shares (the "SHARES") at a per share price reflecting a fair market price to be determined by the Company's Board of directors on or about the date on which the employee will commence his duties with the Company, under a Stock Option Plan (the "PLAN") adopted by the Board of Directors of the Company.. The parties herein agree that to better clarify the "fair market price" and as an example to such a "fair market price", a price, in NIS, equal to US $ 3.5 (three and a half US Dollars) reflects a "fair market price" as of June 13, 2000. The Company undertakes to obtain such Board of Director's approval for the Plan, to the extent necessary and not previously obtained, as soon as practicable following the date of this Agreement, and in any event, prior to the commencement of this agreement.

  10.2. These Options will vest and become exercisable with respect to 33.33% of the Shares upon the termination of the first 12 months of the commencing of this agreement, and with respect to each additional 33.33% of the Shares on the last day of each twelve month thereafter until the Options are fully vested and exercisable provided that no portion of the Options will vest after the date on which either party has given the other party Prior Notice under this agreement.

  10.3. The exercise price for the Options shall be payable (and the agreement evidencing the Options shall specify that the exercise price shall be payable) by cash or check. The Options shall expire ten years from the date of grant (the "Expiration Date"), subject to the following : Upon termination of this Agreement, for whatever reason, the portion of the shares, under this agreement, which have not yet been vested, shall automatically expire.

  10.4. The Employee shall pay to the Company or make provisions satisfactory to the Company for payment of any taxes required by law to be withheld by the Company in connection with the grant of the Options to or exercise of the Options by the Employee, and from the payment for, or the subsequent disposition of, the Shares covered thereby. The Employee hereby irrevocably authorizes the Company to deduct from any payment due to him from the Company any amount he owes to the Company under this Section . The Employee acknowledges that he shall also be responsible for taxes relating to the Options and the Shares which are imposed on, and which are the individual responsibility of, the Employee under applicable law.

  10.5. Shares issued to the Employee upon exercise of the Options will be duly authorized, validly issued, fully paid and non-assessable. The Company's issuance of the Shares to the Employee will not violate any pre-emptive rights, rights of first refusal or other similar rights in favor of other persons.

  10.6. The Employee hereby waives any claim, demand or cause of action he may have against the Company, anyone acting on its behalf, in connection with the administration of the Plan, or any Taxation obligation which may arise, due to the granting of the Option and/or the vesting of the Option Shares and/or the exercise of any portion of the Option Shares.


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  10.7.  The Employee acknowledges that he is fully familiar with the provisions of applicable law concerning the taxation of the Option and the holding or disposition of the Shares, and agrees that the Option and the issuance, holding and disposing of the Shares shall be treated for tax purposes in accordance with such provisions. The filing of all the necessary tax returns and reports and the payment of any taxes or other payments due in connection with the issuance of the Options or the issuance, holding or disposition of the Shares, as well as on account of any dividends or other benefits that may accrue to the Employee in connection with the Options or the Shares, will be the sole responsibility of and be borne exclusively by the Employee. The Company will be entitled to deduct any taxes due on account of the Option or the Shares from the Employee's salary or any other payments due to the Employee from the Company.

  10.8. The Employee agrees to indemnify the Company for any taxes paid or other payments made by either the Company on account of the Employee or any actions taken or omitted from being taken by the Company in good faith hereunder, and waives any claim against the Company or the Trustee in connection with their action pursuant to this Agreement or applicable law.

  10.9. The Option granted to the Employee is not and will not be considered part of his salary for the purpose of determining the social benefits to which the Employee is entitled.

  10.10. The number of Shares subject to the Options and the exercise price per share will be subject to adjustment for stock splits, stock dividends and the like. The Company will provide the Employee with at least 20 days' prior written notice of any acquisition, liquidation or dissolution of the Company. Appropriate adjustment shall be made to the Options in the event of any reorganization or recapitalization of the Company.

  10.11. The provisions of this agreement notwithstanding, in the event that (I) the company will issue additional stock to a third party, thereby transferring the control of the company to a third party, which is not a known holder of a controlling interest in the Parent Company at the time of the commencing of this agreement, or (ii) in the event the holders of a controlling interest in the parent Company, existing at the time of the signing of this agreement, will sell all of the parent Company's shares in their possession to a third party thereby transferring the control of the company to a third party, the option granted under this agreement shall become immediately vested and excerciseable.

11.      INDEMNIFICATION & INSURANCE COVERAGE
         ------------------------------------

  11.1. Throughout the term of the Agreement and for the period of three (3) years thereafter, the company will maintain an Officers and Directors Insurance policy for the Employee , and other insurance coverage, on substantially the same terms and levels that it provides to the Company's senior Executive Officers, at the company's sole expense. This insurance shall cover any and all actions committed and/or omitted by the Employee, in his capacity as an Officer of the Company, commencing on the commencement of this agreement .

  11.2. Employee shall not be liable to the Company for any losses, claims, damages or liabilities arising from his appointment as Officer and/or any action and/or failure to act in his capacity as Employee or from any act or omission performed or omitted by Employee, except for any losses, claims, damages or liabilities primarily attributable to such Employee's fraud, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

  11.3. The Company, to the fullest extent permitted by applicable law, indemnifies and holds Employee harmless (and his respective successors and assigns) against any losses, claims, damages, liabilities, costs or expenses (including legal fees, judgements and amounts paid in settlement) to which the Employee may become subject (i) by reason of having been a Employee to the Company or (ii) in connection with any matter arising out of or in connection with this Agreement, unless a court of competent jurisdiction, in a judgement that has become final and that is no longer subject to appeal or review, determines that any such loss, claim, damage,


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         liability, cost or expense is primarily attributable to Employee's fraud, gross negligence or willful misconduct.

12.      JURISDICTION
         ------------

  12.1. This agreement shall be governed exclusively by Israeli Law. The competent Courts in Tel-Aviv shall have sole jurisdiction over any dispute arising under this agreement, including, but not limited to, dispute related to this agreement, it's validity, interpretation, breach and termination.







     IN WITNESS HEREOF, THE PARTIES HAVE EXECUTED THIS EMPLOYMENT AGREEMENT








       ---------------                            ---------------------


       The company                                                 The Employee